Exhibit 99.1

Travelzoo
590 Madison Avenue
37th Floor
New York, NY 10022

Media Contact:
Christie McConnell
+1 (212) 484-4912
cmcconnell@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Third Quarter 2011 Results

NEW YORK, October 20, 2011 -- Travelzoo Inc. (NASDAQ: TZOO):

·	Revenue of $38.7 million, up 40% year-over-year
·	Operating profit of $9.2 million, up 62% year-over-year
·	Net income of $5.9 million, up 62% year-over-year
·	Earnings per share of $0.36, compared to $0.22 in the prior year period

Travelzoo Inc., a global Internet media company, today announced financial results for the third quarter ended September 30, 2011, with revenue of $38.7 million, an increase of 40% year-over-year.  Operating profit was $9.2 million, up 62% year-over-year.  Net income was $5.9 million, with diluted net income per share (EPS) of $0.36, up from $0.22 in the prior-year period.

“In a typically slow third quarter, Travelzoo's growth accelerated; revenues grew at the fastest pace in five years and reached record levels in both North America and Europe," said Chris Loughlin, chief executive officer of Travelzoo. "Our expansion into local deals focuses on growing both the top and the bottom line. Operating margins improved, and operating income and earnings per share increased even more than revenues."

North America

North America business segment revenue grew 32% year-over-year to $28.1 million.  Operating profit was $7.8 million, or 28% of revenue, up from $5.5 million, or 26% of revenue, in the prior-year period.

1/8

Europe

Europe business segment revenue grew 65% year-over-year to $10.7 million.  In local currency terms, revenue grew 59% year-over-year.  Operating profit was $1.4 million, compared to an operating profit of $248,000 in the prior-year period.

Subscribers

Travelzoo had a total unduplicated number of newsletter subscribers in North America and Europe of 21.3 million as of September 30, 2011, up 14% from September 30, 2010, and up 3% from June 30, 2011.  In North America, total unduplicated number of subscribers was 15.6 million as of September 30, 2011, up 10% from September 30, 2010 and up 2% from June 30, 2011. In Europe, total unduplicated number of subscribers was 5.7 million as of September 30, 2011, up 27% from September 30, 2010 and up 5% from June 30, 2011.

Asset Management

During the third quarter, Travelzoo generated $9.1 million of cash from operating activities.  Accounts receivable decreased by $1.9 million quarter-over-quarter and decreased by $86,000 over the prior-year period to $14.1 million.  Accounts payable increased by $1.5 million quarter-over-quarter and increased by $9.8 million over the prior-year period to $17.2 million.  Capital expenditures were $847,000, up from $356,000 in the prior quarter and up from $391,000 in the prior-year period.  Travelzoo exited the third quarter with $32.4 million in cash and cash equivalents.

Conference Call

Travelzoo will host a conference call to discuss third quarter results at 11:00 a.m. ET today.  Please visit http://www.travelzoo.com/earnings to

·	download the management presentation (PDF format) to be discussed in the conference call;
·	access the webcast.

2/8

About Travelzoo

Travelzoo Inc. is a global Internet media company.  With more than 24 million subscribers in North America, Europe, and Asia Pacific and 24 offices worldwide, Travelzoo® publishes deals from more than 2,000 travel and entertainment companies.  Travelzoo’s deal experts review offers to find the best deals and confirm their true value.  In Asia Pacific, Travelzoo is independently owned and operated by Travelzoo (Asia) Ltd. and Travelzoo Japan K.K. under a license agreement with Travelzoo Inc.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts.  When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions, and other factors discussed in our filings with the SEC.  We cannot guarantee any future levels of activity, performance or achievements.  Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.  Travelzoo and Top 20 are registered trademarks of Travelzoo Inc.  All other company and product names mentioned are trademarks of their respective owners.

3/8

Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
	---------	---------	---------	---------
Revenues	$ 38,661	$ 27,693	$ 113,186	$ 84,317
Cost of revenues	4,221	1,742	9,603	5,012
	---------	---------	---------	---------
Gross profit	34,440	25,951	103,583	79,305
Operating expenses:
Sales and marketing	16,737	13,630	51,569	42,671
General and administrative	8,478	6,616	25,167	19,833
Settlement with State of Delaware	-	-	20,000	-
	---------	---------	---------	---------
Total operating expenses	25,215	20,246	96,736	62,504
	---------	---------	---------	---------
Income (loss) from operations	9,225	5,705	6,847	16,801
Other income and expense:
Interest income and other income	52	45	128	132
Gain (loss) on foreign currency	(52)	20	(24)	(190)
	---------	---------	---------	---------
Income (loss) before income taxes	9,225	5,770	6,951	16,743
Income taxes	3,299	2,120	10,061	7,373
	---------	---------	---------	---------
Net income (loss)	$ 5,926	$ 3,650	$ (3,110)	$ 9,370
	========	========	=========	========

Basic net income (loss) per share	$ 0.36	$ 0.22	$ (0.19)	$ 0.57
Diluted net income (loss) per share	$ 0.36	$ 0.22	$ (0.19)	$ 0.57

Shares used in computing basic net income (loss)per share	16,396	16,444	16,434	16,444
Shares used in computing diluted net income (loss)per share	16,504	16,453	16,434	16,453

4/8

Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	December 31,
	2011	2010
	---------	---------
ASSETS
Cash and cash equivalents	$ 32,433	$ 41,184
Accounts receivable, net	14,066	13,290
Income taxes receivable	2,563	264
Deposits	210	129
Prepaid expenses and other current assets	2,278	1,489
Deferred tax assets	1,362	1,411
	---------	---------
Total current assets	52,912	57,767
	---------	---------
Deposits, less current portion	753	279
Deferred tax assets, less current portion	349	349
Restricted cash	3,102	3,124
Property and equipment, net	3,519	3,425
Intangible assets, net	792	1,058
	---------	---------
Total assets	$ 61,427	$ 66,002
	=========	=========
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	17,177	9,931
Accrued expenses	11,000	6,080
Deferred revenue	1,587	1,325
Deferred rent	108	218
Income tax payable	294	650
	---------	---------
Total current liabilities	30,166	18,204
	---------	---------
Deferred tax liabilities	160	-
Long-term tax liabilities	2,109	1,449
Deferred rent, less current portion	734	460

Common stock	160	164
Treasury stock	(15,119)	-
Additional paid-in capital	7,468	6,598
Accumulated other comprehensive loss	(1,306)	(1,038)
Retained earnings	37,055	40,165
	---------	---------
Total stockholders' equity	28,258	45,889
	---------	---------
Total liabilities and
stockholders' equity	$ 61,427	$ 66,002
	==========	=========

5/8

Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
	---------	---------	---------	---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 5,926	$ 3,650	$ (3,110)	$ 9,370
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	746	619	2,054	1,766
Deferred income taxes	49	64	209	64
Stock-based compensation	187	187	562	562
Provision for losses on accounts receivable	(67)	107	(25)	106
Tax benefit of stock option exercises	-	-	(268)	-
Net foreign currency effects	52	(20)	24	190
Changes in operating assets and liabilities:
Accounts receivable	1,734	(414)	(722)	(2,982)
Deposits	92	(24)	(568)	(109)
Income tax receivable	359	(984)	(2,031)	4,280
Prepaid expenses and other current assets	(668)	(238)	(785)	(278)
Accounts payable	1,840	863	7,454	594
Accrued expenses	(2,192)	(239)	4,992	1,416
Deferred revenue	170	127	268	348
Deferred rent	83	(55)	179	(20)
Income tax payable	165	140	(353)	496
Other non-current liabilities	659	(733)	673	(704)
	---------	---------	---------	---------
Net cash provided by (used in) operating activities	9,135	3,050	8,553	15,099
	---------	---------	---------	---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(847)	(391)	(1,902)	(1,142)
	---------	---------	---------	---------
Net cash used in investing activities	(847)	(391)	(1,902)	(1,142)
	---------	---------	---------	---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	-	40	-
Repurchase of common stock	(15,124)	-	(15,124)	-
Tax benefit of stock option exercises	-	-	268	-
Proceeds from sale of Asia Pacific business segment	-	-	-	1,073
	---------	---------	---------	---------
Net cash provided by financing activities	(15,124)	-	(14,816)	1,073
	---------	---------	---------	---------
Effect of exchange rate on cash and cash equivalents	(817)	183	(586)	(89)
	---------	---------	---------	---------

6/8

Net increase (decrease) in cash and cash equivalents	(7,653)	2,842	(8,751)	14,941
Cash and cash equivalents at beginning of period	40,086	31,875	41,184	19,776
	---------	---------	---------	---------
Cash and cash equivalents at end of period	$ 32,433	$ 34,717	$ 32,433	$ 34,717
	=========	=========	=========	=========
Supplemental disclosure of cash flow information:
Cash paid (received) for income taxes, net	$ 2,096	$ 3,632	$ 11,572	$ 3,264
	---------	---------	---------	---------

7/8

Travelzoo Inc.
Segment Information
(Unaudited)
(In thousands)

Three months ended September 30, 2011	North America	Europe	Elimination	Consolidated
	-------	-------	-------	--------
Revenue from unaffiliated customers	$ 27,944	$ 10,717	$ -	$ 38,661
Intersegment revenue	130	30	(160)	-
	-------	---------	--------	--------
Total net revenues	28,074	10,747	(160)	38,661
	-------	---------	--------	--------
Operating income (loss)	$ 7,811	$ 1,414	$ -	$ 9,225
	-------	---------	--------	--------

Three months ended September 30, 2010	North America	Europe	Elimination	Consolidated
	-------	---------	-------	--------
Revenue from unaffiliated customers	$ 21,196	$ 6,497	$ -	$ 27,693
Intersegment revenue	57	14	(71)	-
	-------	---------	--------	--------
Total net revenues	21,253	6,511	(71)	27,693
	-------	---------	--------	--------
Operating income (loss)	$ 5,457	$ 248	$ -	$ 5,705
	-------	---------	--------	--------

Nine months ended September 30, 2011	North America	Europe	Elimination	Consolidated
	-------	---------	--------	--------
Revenue from unaffiliated customers	$ 83,048	$ 30,138	$ -	$113,186
Intersegment revenue	342	92	(434)	-
	-------	---------	--------	--------
Total net revenues	83,390	30,230	(434)	113,186
	-------	---------	--------	--------
Operating income (loss)	$ 3,605	$ 3,242	$ -	$ 6,847
	-------	---------	--------	--------

Nine months ended September 30, 2010	North America	Europe	Elimination	Consolidated
	-------	---------	-------	--------
Revenue from unaffiliated customers	$ 65,716	$ 18,601	$ -	$ 84,317
Intersegment revenue	128	79	(207)	-
	-------	---------	--------	--------
Total net revenues	65,844	18,680	(207)	84,317
	-------	---------	--------	--------
Operating income (loss)	$ 18,310	$ (1,511)	$ 2	$ 16,801
	-------	---------	--------	--------

8/8